FIRST CENTURY BANKSHARES, INC. FIRST CENTURY BANKSHARES, INC. 2012 Annual Stockholder’s Meeting 2012 Annual Stockholder’s Meeting April 24, 2012 April 24, 2012 Exhibit 99.1

Headquarters in Bluefield, WV Founded in 1891 Banking operations in WV and VA 12 banking offices 17 ATM’s Trust Division with $306 million in assets under management FIRST CENTURY BANKSHARES, INC.

2007 2008 2009 2010 2011
Per Share Data
Net Income $2.39 $1.93 $0.17 $1.12 $1.16
Cash Dividend $1.10 $1.11 $0.96 $0.60 $0.45
Book Value $21.16 $21.74 $20.73 $21.00 $21.40
Tangible Book Value $18.44 $19.01 $18.01 $18.28 $18.68
Market Value $25.50 $15.65 $15.00 $12.00 $12.25
Market/Book Value % 120.51% 71.99% 72.36% 57.14% 57.24%
Market/Tangible BV% 138.29% 82.33% 83.29% 65.65% 65.58%
For the Year
Net Income $4,688 $3,685 $315 $2,141 $2,216
Return on Assets (average) 1.10% 0.85% 0.07% 0.51% 0.52%
Return on Equity (beginning) 12.20% 9.12% 0.76% 5.43% 5.54%
At Year-End
Total Assets $433,879 $425,694 $408,387 $407,989 $417,820
Total Deposits $362,755 $358,031 $350,320 $352,341 $352,649
Total Loans (net) $294.491 $293,930 $282,041 $254,382 $243,462
Total Equity $40,405 $41,365 $39,456 $39,971 $40,724
5-YEAR SUMMARY
5-YEAR SUMMARY
(Dollars in Thousands, Except Per Share Data)
Assets - $418 million               “No growth” strategy           Focused on asset quality
FIRST CENTURY BANKSHARES, INC.

COMMUNITY BANK PERFORMANCE
ROAA ROAE NPA’s/Assets Reserves/
Net Loans
First Century Bankshares, Inc. .53% 5.63% 4.13% 2.01%
Virginia Average .37% 2.11% 3.85% 1.99%
WV  Average .41% 3.85% 4.10% 1.80%
All States Average .26% (1.99)% 4.08% 2.04%
•
How we analyze credit/review credit.
•
80% drill down for commercial/external review in 2011.
Source:  McAdams Wright Ragen, Inc. Q4 2011 MWR Community Bank Report

2009 - 2011 RECAP
EARNINGS 2009 2010 2011
Net Income $315 $2,141 $2,216
ROAA 0.07% 0.51% 0.52%
ROAE 0.76% 5.31% 5.43%
FDIC Assessments $890 $606 $479
Net Charge-offs $3,825 $386 $4,211
Additions to Allowance $1,635 $1,550 ($970)
ALLL to Total Loans 1.51% 2.26% 1.97%
Total Allowance $4,325 $5,875 $4,905
Total Risk-based Capital $40,524 $41,411 $42,688
Total RBC % 13.56% 15.08% 16.67%
(Dollars in Thousands)

CAPITAL POSITION
First Century has a strong capital position
Minimum to be
considered
Actual “Well Capitalized”
Tier 1 Capital to Avg. Assets 9.49% 5.00%
Tier 1 Capital to Risk Weighted Assets        15.41% 6.00%
Total Capital to Risk Weighted Assets         16.67% 10.00%
Data as of 12/31/11

TRUST ASSETS TRUST ASSETS

Anticipate limited growth opportunities in 2012
Maintain a  pattern of selective growth over the near term as the market strengthens
Continue to reduce levels of criticized and classified assets
Timely identification of problems through internal/external credit reviews
Proper risk ratings and reserve allocations for any potential problem asset
Regulatory transition from OCC to WV State Bank
Monitor Dodd-Frank legislation (Consumer Financial Protection Bureau) and its impact on company
Maintain sound capital position
Work to enhance shareholder return
FCB  - PLAN FOR 2012

Our vision will be that we provide a fair and consistent return for you, our shareholders. Our focus continues to be on three critical areas Asset Quality Liquidity Capital VISION AND FOCUS